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                                                                    EXHIBIT 10.3


                              ASSISTANCE AGREEMENT


       This Assistance Agreement dated as of September 30, 1996 ("Agreement") is among Pakhoed Corporation, a Delaware corporation ("Pakhoed"), EMPAK Inc., a Texas corporation and wholly-owned subsidiary of Pakhoed ("EMPAK"), (Pakhoed and EMPAK being hereinafter together referred to as the "Companies"), and Disposal Systems, Inc., a Delaware corporation ("DSI").

       WHEREAS, EMPAK has been previously engaged in the business of deepwell disposal of commercial third-party hazardous and non-hazardous waste in containerized and bulk quantities and ancillary services incidental to such deepwell disposal services (hereinafter referred to as the "Business"), which term expressly excludes the Companies' wastewater treatment and railcar cleaning businesses, as well as all activities relating to Self-Generated Waste (as defined below); and

       WHEREAS, EMPAK desires to discontinue its engagement in the Business;
and

       WHEREAS, DSI desires to procure the assistance of the Companies on the terms and conditions set forth herein.

       NOW THEREFORE, in consideration of the payments, mutual covenants, representations and warranties set forth herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows.

       1. Cash Payment. Contemporaneously with the execution and delivery of this Agreement, DSI has paid to EMPAK the sum of Twelve Million Dollars ($12,000,000) cash by wire transfer of immediately available funds to the account heretofore designated by EMPAK and receipt thereof in the designated account has been confirmed.

       2. Deepwell Access Agreement. Contemporaneously with the execution and delivery of this Agreement, EMPAK and DSI have executed and delivered a Deepwell Access Agreement of even date herewith (the "Deepwell Access Agreement") whereby EMPAK has agreed to provide DSI access to EMPAK's deepwell disposal facility (Permit No. WDW-157) (hereinafter referred to as the "EMPAK Facility") for the period and on the terms and conditions set forth in the Deepwell Access Agreement.

       3. Withdrawal Covenant. In consideration of the payment referred to in Section 1 and the other transactions contemplated hereby, the Companies jointly and severally covenant and agree that they shall not, for a period of seven years from the date of this Agreement, directly or indirectly (including but not limited to acting alone or through any of their respective subsidiaries, as a member





ASSISTANCE AGREEMENT
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of a partnership or a joint venture, or as an investor in any corporation or other entity, or otherwise), within the United States of America, conduct, engage or participate in (i) the Business or (ii) the ownership or operation of a solid waste landfill, waste incineration facility or cement kiln. Notwithstanding any other provision set forth in this Agreement, the operations and businesses restricted by the preceding sentence shall not include, and the Companies shall at all times be permitted to engage in the following activities (whether at the EMPAK Facility or any other location):

       (i) render such waste disposal services as may be required or permitted pursuant to the Deepwell Access Agreement, and

       (ii) dispose of Self-Generated Waste.

For the purposes of this Agreement, "Self-Generated Waste" means all hazardous and non-hazardous waste either generated or arranged for disposal by the Companies or their customers in connection with or incidental to the businesses of the Companies and/or their affiliates that are not restricted by this
Section 3 of the Agreement (regardless of whether the Companies are the sole "generators" under applicable environmental laws and regardless of whether such waste is generated or arranged for disposal at the EMPAK Facility or at any other location), including but not limited to wastes related to or generated in connection with tank, tankbottom, sanitary greasetrap, truck and railcar cleaning, wastewater treatment, materials recovery, drum disposal, and/or ship washing and deballasting and other similar or related activities now or hereinafter conducted by the Companies.

       The Companies and DSI hereby declare their desire and intent that, if the foregoing covenant is found to be unreasonably broad or unenforceable in an action, suit or proceeding before any state or federal court, such court shall narrow the scope or duration of such covenant or otherwise reform it so that it may be enforced to the fullest extent permitted by law as so reformed. Moreover, the Companies and DSI hereby stipulate that a violation of the foregoing covenant would cause irreparable injury to DSI for which it would have no adequate remedy at law and, in the event of such violation, DSI shall be entitled to (i) preliminary and other injunctive relief without necessity of complying with any requirement as to the posting of a bond or other security (the Companies hereby waiving any such requirement), and (ii) any other remedies to which DSI may be entitled at law or in equity.

       In the event of a default by DSI of any payment obligation under the Deepwell Access Agreement and the failure to cure the same within fifteen (15) days after receiving written notice of such default, the Companies shall be released from all obligations in this Section 3 and shall not be restricted in any manner regarding the conduct of the Business.





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       4.     Representations and Warranties of the Companies.  As a material inducement to DSI to enter into this Agreement and consummate the transactions contemplated hereby, the Companies represent and warrant as follows:

              (i) EMPAK is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to enter into this Agreement and the Deepwell Access Agreement and to carry out the transactions contemplated hereby and thereby. Pakhoed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

              (ii) The execution and delivery of this Agreement and the Deepwell Access Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Companies, and such instruments evidence the valid and binding obligations of the Companies enforceable against each in accordance with their respective terms.

              (iii) The Companies have not employed or retained any broker or finder or paid or agreed to pay any commission or finder's fee on account of this Agreement or the transactions contemplated hereby.

              (iv) The Disclosure Schedule delivered to DSI contemporaneously with the execution and delivery of this Agreement sets forth accurately, in all material respects, the gross revenues derived from the operation of the Business during each of the calendar years ended December 31, 1991, 1992, 1993, 1994, and 1995 and the six month period ended June, 1996.

              (v) Neither the execution and delivery by EMPAK of this Agreement and the Deepwell Access Agreement, nor the performance of the obligations contemplated herein or therein will conflict with or result in any violation of or constitute a breach or default under the terms of the articles of incorporation or bylaws of EMPAK or any contract, mortgage, indenture or other agreement to which EMPAK is a party or by which EMPAK or any of EMPAK's assets or properties are bound or affected and which could reasonably be expected to have a material adverse effect on EMPAK or its assets or properties, taken as a whole.

              (vi) Neither the execution and delivery by Pakhoed of this Agreement, nor the performance of the obligations contemplated herein will conflict with or result in any violation of or constitute a breach or default under the terms of the certificate of incorporation or bylaws of Pakhoed or any contract, mortgage, indenture or other agreement to which Pakhoed is a party or by





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which Pakhoed or any of Pakhoed's assets or properties are bound or affected and which could reasonably be expected to have a material adverse effect on Pakhoed or its assets or properties, taken as a whole.

       5.     Representations and Warranties of DSI.   As a material inducement
to the Companies to enter into this Agreement and consummate the transactions contemplated hereby, DSI represents and warrants as follows:

              (i) DSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and the Deepwell Access Agreement and to carry out the transactions contemplated hereby and thereby.

              (ii) The execution and delivery of this Agreement and the Deepwell Access Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of DSI, and such instruments evidence the valid and binding obligations of DSI enforceable against it in accordance with their respective terms.

              (iii) DSI has not employed or retained any broker or finder or paid or agreed to pay any commission or finder's fee on account of this Agreement or the transactions contemplated hereby.

              (iv) Neither the execution and delivery by DSI of this Agreement and the Deepwell Access Agreement, nor the performance of the obligations contemplated herein or therein will conflict with or result in any violation of or constitute a breach or default under the terms of the articles of incorporation or bylaws of DSI or any contract, mortgage, indenture or other agreement to which DSI is a party or by which DSI or any of DSI's assets or properties are bound or affected and which could reasonably be expected to have a material adverse effect on DSI or its assets or properties, taken as a whole.

              (v) All financial information regarding The GNI Group, Inc. ("GNI") contained in its Form10-K for the period ended June 30, 1995, as updated in its Forms 10-Q for the periods ended September 30, 1995, December 31, 1995 and March 30, 1996 present fairly the financial position and results of operations of GNI as of and for the respective periods, and since March 30, 1996 there have been no developments or changes in such financial position or results of operations that, in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition of GNI and its subsidiaries, taken as a whole. GNI and DSI have the financial ability and wherewithal separate and apart from the transactions contemplated in this Agreement to fully satisfy





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their respective obligations on a timely basis under this Agreement and the
Deepwell Access Agreement.

       6.     Consultation and Access.

       (i) The parties intend that the transition of the Business to DSI occur as soon as reasonably possible and, in furtherance thereof, EMPAK shall within five (5) business days of the date hereof, send notices of termination to all of its Business customers under contracts, such termination to be effective as soon as is permitted under the contract. In addition, for the period commencing at the execution and delivery of this Agreement and ending on the close of business on December 31, 1996 (the "Transition Period"), the Companies shall (x) make their managerial (including sales management) and technical personnel available to consult with DSI at DSI's reasonable request to assist DSI regarding the transfer of the Business and EMPAK's customer relationships incident to the Business (including but not limited to any Business customers with contracts for which termination has not yet become effective) and (y) provide access during normal business hours to DSI for the purpose of inspecting and copying (at DSI's expense) all books and records of the Companies pertaining solely to the Business or the operation thereof; provided, however, EMPAK shall not be required under this Section 6 to violate the provisions of any confidentiality agreement it may have with its customers, and in no event shall EMPAK be liable if any customer chooses not to use the services of DSI. Additionally, DSI shall bear all reasonable out-of-pocket expenses related to the travel of EMPAK personnel outside of the greater Houston metropolitan area if DSI has expressly requested such travel.

       (ii) Notwithstanding the restrictions set forth in Section 3 above, EMPAK shall be permitted (x) to complete the performance of any waste disposal contract for which termination has not yet become effective and
       (y) during the Transition Period, to dispose of waste for Business customers for which DSI is not an approved facility or for which DSI is unwilling or unable, by permit or by physical capability, to provide comparable waste disposal services.

       (iii) The parties acknowledge that EMPAK will continue to have an ongoing relationship with many of its Business customers in connection with operations not included within the Business from which it has agreed to withdraw pursuant to this Agreement, and accordingly, EMPAK has an interest in ensuring that the Business customers of EMPAK continue to have access to waste disposal services. To that end, with respect to those Business customers for which DSI is not an approved facility or for which DSI is unwilling or unable, by permit or by physical capability, to provide comparable waste disposal services, EMPAK and DSI agree to work in good faith to ensure that such customers' waste disposal needs are served following the date hereof taking into consideration the intent of this Agreement and the





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       possibility that the use of the EMPAK Facility is the only feasible alternative in the good faith reasonable opinion of EMPAK and DSI; provided, however, DSI shall have no liability to EMPAK should an EMPAK customer choose not to use the services of DSI and DSI shall not be obligated to modify its operations to serve such customers.

       7.     Indemnification.

       (i) GNI and DSI, jointly and severally, agree to and shall defend, indemnify and hold harmless EMPAK and Pakhoed, and each of their officers, directors, shareholders, employees, agents, affiliates, successors and assigns (collectively, the "EMPAK Indemnified Persons") from and against, and shall reimburse the EMPAK Indemnified Persons for each and every loss, damage, liability, claim, award, judgement, penalty, reasonable attorneys fees, cost and expense ( "Loss" or "Losses") incurred, imposed on or paid by, the EMPAK Indemnified Persons relating to, resulting from or arising out of, (x) any material inaccuracy in any representation or warranty of DSI under this Agreement, and (y) Losses resulting from a third-party claim arising out of the operation of the Business by GNI or DSI after the date hereof, including without limitation, any claim by any Business customer of EMPAK or any customer of GNI or DSI.

       (ii) EMPAK and Pakhoed, jointly and severally, agree to and shall defend, indemnify and hold harmless GNI and DSI, and each of their officers, directors, shareholders, employees, agents, affiliates, successors and assigns (collectively, the "DSI Indemnified Persons") from and against, and shall reimburse the DSI Indemnified Persons for each and every loss, damage, liability, claim, award, judgement, penalty, reasonable attorneys fees, cost and expense ("Loss" or "Losses") incurred, imposed on or paid by, the DSI Indemnified Persons relating to, resulting from or arising out of any material inaccuracy in any representation or warranty of EMPAK under this Agreement.

       (iii) For the purposes of this Section, "LOSSES" SHALL INCLUDE WITHOUT LIMITATION THOSE LOSSES ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF ANY PARTY, INCLUDING THE INDEMNIFIED PERSONS, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE; PROVIDED, HOWEVER, THAT "LOSSES" SHALL BE LIMITED TO LOSSES RELATED SOLELY TO THE THIRD PARTY CLAIM, TOGETHER WITH LOSSES FROM OTHER INTERTWINED BUSINESS THAT THE INDEMNIFIED PERSON HAS WITH THE THIRD PARTY CLAIMANT; AND LOSSES SHALL NOT INCLUDE LOSSES FOR RELATED BUSINESS FROM OTHER NON-CLAIMANT CUSTOMERS OF THE INDEMNIFIED PERSON.





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       (iv) In the event that any indemnified person receives written notice of the assertion of any Loss in respect of which indemnity may be sought hereunder ("Third Party Claim"), and such indemnified person intends to seek indemnity hereunder, such indemnified person shall provide the indemnifying party with notice of such Loss (provided, however, that the failure to provide such notice shall not relieve the indemnifying party of any of its obligations herein except to the extent the indemnifying party is materially prejudiced thereby), and such indemnifying party shall have the right to assume the defense or settlement of such Third Party Claim in respect of which indemnity hereunder is sought with counsel of its choosing; provided, however, that (a) the indemnified person shall at all times have the right, at its option and expense, to participate fully therein and, if such third party is a significant customer of the indemnified person, the indemnified person shall have the right to approve, such approval not to be unreasonably withheld, all material actions taken in such defense or settlement, (b) the indemnified person shall at all times have the right, at its option, at the indemnifying party's expense, to participate fully therein to the extent the indemnified person has defenses that are materially separate and different from the defenses of the indemnifying party, and (c) if the indemnifying party does not proceed diligently to defend the Third Party Claim within 30 days after the receipt of such notice, the indemnified person shall have the right, but not the obligation, to undertake the defense of any such claim for the account of and at the risk of the indemnifying party and the indemnifying party shall be bound by any defense or settlement that the indemnified person may make as to such Third Party Claim. The indemnifying party shall not settle or compromise any such Third Party Claim without the indemnified person's prior written consent, unless the terms of such settlement or compromise releases the indemnified person from any and all liability with respect to such Third Party Claim.


       8.     Miscellaneous.

              (i) This Agreement is not assignable by any party without the prior written consent of the other.

              (ii) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements or undertakings, oral or written, with respect to the subject matter hereof.

              (iii) No amendment, modification or waiver of all or part of this Agreement shall be of any force or effect unless in writing and signed by authorized representatives of the parties hereto.





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              (iv)  Any notice, request or other communication given pursuant to this Agreement shall be in writing and addressed to the other party at the address as set forth below, and any such notice, request or other communication shall be effective three days after depositing the same in the United States Mail, first class and postage prepaid, or if delivery is by hand delivery, then upon actual receipt:

                            If to the Companies or either of them:

                            2000 West Loop South, Suite 2200
                            Houston, Texas 77027-3597
                            Attn: Ms. Jean S. Warren,
                                  Senior Vice President

                            If to DSI:

                            Disposal Systems, Inc.
                            P. O. Box 1914
                            2525 Battleground Road
                            Deer Park, Texas 77536
                            Attn: Mr. Richard M. Cochrane,
                                  Vice President - Marketing

              (v) This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

              (vi) The captions in this Agreement are for convenience of reference only and shall be given no effect in the construction hereof.

              (vii) The representations and warranties set forth in Sections 4 and 5 of this Agreement and the indemnification covenants set forth in Section 7 of this Agreement shall survive for a period of eighteen (18) months after the date hereof, with the exception of the representation and warranty set forth in Section 5(v), which shall survive until all of DSI's payment obligations under the Deepwell Access Agreement have been fully satisfied.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first set forth above.





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                                           EMPAK Inc.


                                           By:
                                               ---------------------------------
                                                  Jean S. Warren
                                                  Senior Vice President


                                           Disposal Systems, Inc.


                                           By:
                                               ---------------------------------
                                                  Carl V Rush, Jr.
                                                  President



       AGREED, solely for the purpose of evidencing its joinder in the covenants set forth at Section 3 and the representations and warranties made by it in Section 4 and its agreement to be bound thereby.



                                                  Pakhoed Corporation


                                           By:
                                               ---------------------------------
                                                  Jean S. Warren
                                                  Senior Vice President



       AGREED, solely for the purpose of evidencing its joinder in the representations and warranties set forth in Section 5(v) and its agreement to be bound thereby.



                                                  The GNI Group, Inc.


                                           By:
                                               ---------------------------------
                                                  Carl V Rush, Jr.
                                                  President and Chief Executive
                                                  Officer





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